                             REGISTRATION AGREEMENT

     This REGISTRATION AGREEMENT (this "AGREEMENT") is made and entered into as of March 22, 1996, by and among Advanced Polymer Systems, Inc., a Delaware corporation (the "COMPANY"), and MeesPierson Clearing Services B.V., a Netherlands corporation (the "INVESTOR").

                                    RECITALS

     WHEREAS, the Company and the Investor are parties to an Investment Agreement of even date herewith (the "INVESTMENT AGREEMENT"), pursuant to which from time to time the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), together with warrants to acquire additional shares of Common Stock (the "WARRANTS"), as more particularly described therein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Investment Agreement.

     WHEREAS, the Investor desires that the Company register for resale all shares of Common Stock and Warrants acquired under the Investment Agreement, and all shares of Common Stock purchasable under such Warrants, upon the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Investor's obligations under the Investment Agreement.

     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby agree as follows:

1.  DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     (a) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York, New York are required by law, regulation or executive order to close.

     (b) "Holder" shall mean the Investor and any other Person who has become a Permitted Transferee pursuant to Section 9(c).

     (c) "Penalty Rate" means a per annum rate of interest equal to sum of the "Prime Rate" as published by the Wall Street Journal from time to time, plus 500 basis points.

     (d) "Registrable Securities" means (x) all shares of Common Stock issued to Investor pursuant to the Investment Agreement, (y) all shares of Common Stock issuable upon exercise of all Warrants issued to investor pursuant to the Investment Agreement and (z) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clauses (x) and
(y) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or exchange offer ("DISTRIBUTION SECURITIES"). For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security hereunder (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to a Registration Statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) with respect to a particular Holder, at any time when all of such Holder's remaining Registrable Securities can be sold in a single transaction in compliance with Rule 144 under the Securities Act, (v) on the third anniversary of the original issuance date of such Registrable Security, or (vi) when such Registrable Security shall have ceased to be outstanding.

     (e) "Registration Statement" shall have the meaning set forth in Section 2.
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     (f) "Registration Termination Date" means, with respect to each
Registration Statement, the first date on which no Registrable Securities covered by such Registration Statement (and any Distribution Securities with respect thereto) shall constitute Registrable Securities.

     (g) "Securities Act" means the Securities Act of 1933, as amended.

     (h) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "SEC" means the United States Securities Exchange Commission, or any successor agency thereto.

     (j) "Target Warrant Shares" means, with respect to each Pricing Period under the Investment Agreement, a number of shares of Common Stock equal to the product of (i) the Target Number of Shares for such Pricing Period, multiplied by (ii) a fraction, the numerator of which is three (3) and the denominator of which is seven (7).

     Other capitalized terms shall have the meanings ascribed to them in the other sections of this Agreement or in the Investment Agreement if not defined herein.

2.  SHELF REGISTRATION.

     (a) Effective Registration. As soon as practicable (but in any event within five (5) Business Days) following the Closing Date of each Pricing Period under the Investment Agreement, the Company shall file with the SEC under the Securities Act a Registration Statement (each, a "REGISTRATION STATEMENT") on Form S-3, or on such other registration form under the Securities Act as the Company and the Investor shall mutually deem appropriate, covering the sale on a continuous or delayed basis pursuant to Rule 415 thereunder (or any similar rule that may be adopted by the SEC) of (i) the Target Number of Shares for such Pricing Period, (ii) Warrants to purchase the Target Warrant Shares for such Pricing Period, (iii) the Target Warrant Shares purchasable under such Warrants, and (iv) the Deferred Registrable Securities (as defined in Section 2(c) below) from the previous Pricing Period, if any. The Company shall use its best efforts to cause each Registration Statement to be declared effective on or prior to the thirtieth (30th) day following the Closing Date for the Pricing Period giving rise to such filing, and shall thereafter keep such Registration Statement continuously effective until the Registration Termination Date with respect thereto.

     (b) Prior Statement Amendments. Notwithstanding the provisions of Section 2(a), in lieu of filing a new Registration Statement with respect to the current Pricing Period, the Company may, subject to the Investor's prior written consent, amend a Registration Statement already on file with the SEC with respect to a previously completed Pricing Period, if any, in order to add to such existing Registration Statement the Target Registrable Securities for the current Pricing Period. The Company shall use its best efforts to cause each Registration Statement as so amended to be declared effective on or prior to the thirtieth (30th) day following the Closing Date for the Pricing Period giving rise to such amendment, and shall thereafter keep such Registration Statement continuously effective until the Registration Termination Date with respect thereto.

     (c) Determination Date Amendments. If the number of Purchased Shares for any Pricing Period exceeds the Target Number of Shares for such Pricing Period (such excess being referred to herein as "EXTRA SHARES"), then the Company shall, promptly (but in any event within five (5) business days) following the Determination Date with respect to such Pricing Period, file an amendment to the Registration Statement relating to such Pricing Period in order to add to such Registration Statement: (i) the Extra Shares, (ii) the additional Warrants issued to Investor under the Investment Agreement with respect to such Extra Shares, and (iii) the Warrant Shares issuable upon exercise of such additional Warrants (with respect to such Pricing Period, the "ADDITIONAL REGISTRABLE SECURITIES"). Notwithstanding the foregoing, the Investor may, upon written notice to the Company (a "DEFERRAL NOTICE"), elect that the Company not amend the current Registration Statement and defer registration of the Additional Registrable Securities until the filing of a Registration Statement or amendment for the subsequent Pricing Period (the "DEFERRED REGISTRABLE SECURITIES"); provided, that if an additional Pricing Period does not close within thirty (30) days of such Deferral Notice, or sooner at the election of the Investor, then the Company shall amend the Registration Statement relating to the prior Pricing Period to add the Deferred Registrable Securities thereto or file a

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

separate Registration Statement with respect to the Deferred Registrable Securities in the manner and within the terms set forth in Section 2(a).

     (d) Delay in Effectiveness. In the event any Registration Statement, as originally filed or as amended pursuant to Sections 2(b) or 2(c) above, is not declared effective by the SEC within 90 days after the Closing Date of the Pricing Period giving rise to such filing or amendment (the "EFFECTIVENESS DEADLINE"), or in the event the effectiveness of any Registration Statement is suspended or terminated at any time after its Effectiveness Deadline and prior to its Registration Termination Date, then for each day such Registration Statement is not so effective, the Company shall pay to each Holder per diem interest, at the Penalty Rate, on the aggregate Average Share Price of all Purchased Shares and Warrant Shares covered by such Registration Statement which are held by such Holder, as certified by such Holder in writing to the Company. Such payments shall be made on the first Business Day of each month following any month in which such Registration Statement is not effective, with a final payment within five (5) Business Days after such Registration Statement becomes effective.

     (e) Inclusion of Other Securities. No securities other than Registrable Securities and up to three million dollars ($3,000,000) in equity securities proposed to be offered to Lander, Inc. shall be included in any Registration Statement hereunder without the Investor's prior consent.

3.  REGISTRATION PROCEDURES.

     (a) Company Procedures. In connection with the Company's registration obligations pursuant to Section 2, the Company shall keep each Registration Statement continuously effective for the period of time provided in Section 2, to permit the sale of Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution thereof specified in such Registration Statement or in the related prospectus(es), and shall:

          (i) comply with such provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition thereof set forth in such Registration Statement or such prospectus or supplement thereto;

          (ii) notify the Holders, promptly (A) when each Registration Statement, prospectus or supplement thereto or further post-effective amendment has been filed, and, with respect to each Registration Statement or further post-effective amendment, when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing and of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any Registration Statement, prospectus or any other document incorporated therein by reference untrue or that requires the making of any changes in such Registration Statement, prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of the Company's determination that a further post-effective amendment to such Registration Statement would be appropriate;

          (iii) furnish to each Holder, without charge, as many conformed copies as may reasonably be requested by such Holder, of each Registration Statement and any further post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (iv) deliver to each Holder, without charge, as many copies of the then effective prospectus covering such Registrable Securities and any amendments or supplements thereto as such Holder may reasonably request;

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

          (v) register, qualify, obtain an exemption therefrom, or cooperate with the Holders and their counsel in connection with the registration or qualification or exemption therefrom of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be reasonably requested in writing by the Holders and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then-effective Registration Statements; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or generally to transact business in any jurisdiction where it is not then so qualified,
     (B) qualify as a dealer (or other similar entity) in securities, (C) otherwise subject itself to taxation in connection with such activities, or
     (D) take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

          (vi) upon the occurrence of any event contemplated by clauses (E) or
     (F) of paragraph (ii) above, promptly prepare and file, if necessary, a further post-effective amendment to each Registration Statement or a supplement to the related prospectuses or any document incorporated therein by reference or file any other required document so that each Registration Statement and the related prospectuses will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (vii) in no event later than five (5) Business Days before filing any Registration Statement, any further post-effective amendment thereto, any prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents), furnish to the Holders copies of all such documents proposed to be filed;

          (viii) not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to which the Holders holding a majority of the Registrable Securities shall have reasonably objected in writing, within three (3) Business Days after receipt of such documents, to the effect that such Registration Statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (including, without limitation, in respect of any information describing the manner in which the Holders acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), (provided that the foregoing shall not limit the right of any Holder reasonably to object, within three (3) Business Days after receipt of such documents, to any particular information relating specifically to such Holder that is to be contained in any Registration Statement, prospectus or supplement, including, without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of the Holders, the Company shall exert commercially reasonable efforts to cooperate with the Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of the Holders, provided however, that the Effectiveness Deadline (as defined in Section 2(d) shall be extended by the period, not to exceed ten (10) days, during which the Company is prevented from filing a Registration Statement or amendment thereto by reason of this paragraph 3(a)(viii);

          (ix) promptly after the filing of any document that is to be incorporated by reference into any Registration Statement or prospectus, provide copies of such document to the Holder;

          (x) cause all Registrable Shares covered by each Registration Statement to be listed on the Nasdaq National Market or, if similar securities of the Company are not listed thereon, on the primary exchange or market, if any, on which similar securities issued by the Company are then listed, within three (3) business days following the Determination Date of the Pricing Period in which such Registrable Securities were issued;

          (xi) take all actions reasonably required to prevent the entry of any stop order by the Securities and Exchange Commission or by any state securities regulators or to remove any such order if entered; and

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

          (xii) file post-effective amendments to any Registration Statement or supplement the related prospectus, as required, to permit sales of Registrable Securities covered thereby to be made by Permitted Transferees of the Holders.

     (b) Holder Procedures.

          (i) The Company may require each Holder to furnish to the Company such information regarding such Holder and the proposed distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

          (ii) Each Holder agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of the Registration Statement, any Amendment, any prospectus and any prospectus supplement.

     (c) Additional Information Available. So long as any Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish to such Holder(s):

          (i) as soon as practicable after it becomes available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of: (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants); (B) its Annual Report on Form 10-K; and (C) its Quarterly Reports on Form 10-Q; and

          (ii) upon the reasonable request of a Holder, all exhibits to the Annual Report on Form 10-K; and the Company, upon the reasonable request of a Holder, will meet with such Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in any Registration Statement and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters.

4.  REGISTRATION EXPENSES.

     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), and reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder (all of such expenses herein referred to as "REGISTRATION EXPENSES"), shall be borne by the Company; provided, however, the Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or the fees and expenses of counsel to the Holders (other than to the extent provided in the Investment Agreement).

5.  INDEMNIFICATION; CONTRIBUTION.

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, and such Holder's respective officers, directors, employees, representatives, agents and controlling persons (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar as the same directly arises out of or is directly based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or

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

omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for use therein.

     (b) Indemnification by the Holders. Each Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, employees, representatives, agents and controlling persons (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same directly arises out of or is directly based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for use therein. The liability of each Holder under the indemnity and contributions provisions of this Section 5 shall be several and not joint and shall be limited to an amount equal to the gross price of the Registrable Securities sold by such Holder pursuant to the Registration Statement.

     (c) Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 5 (the "INDEMNIFIED PARTY") shall give written notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed). Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) Contribution.

          (i) If for any reason the indemnification provided for in this Section 5 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include,

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

     subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.  RULE 144 REQUIREMENTS.

     The Company agrees to:

     (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

     (c) furnish to each Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act.

7.  INJUNCTIONS.

     Each of the parties hereto acknowledges and agrees that one or more of the parties would be damaged irreparably in the event the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

8.  TERMINATION.

     This Agreement shall terminate at the last Registration Termination Date to occur with respect to a Registration Statement filed hereunder; provided, however, that the provisions of Section 5, 6 and 7 shall survive the termination of this Agreement.

9.  MISCELLANEOUS.

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of the Holders holding more than 50% of the Registrable Securities at the time of such amendment.

     (b) Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "NOTICES") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement (i) when delivered in person, (ii) on the next business day following the date when dispatched by telegram (upon written confirmation of receipt), by electronic facsimile transmission (upon written confirmation of receipt) or by a nationally recognized overnight courier service, or

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(iii) three Business Days after being deposited in the United States certified or registered mail, return receipt requested, and first class postage prepaid. All Notices shall be delivered as follows:

           (i) if to a Holder, at the address indicated on the Company's register relating to the Registrable Securities held by such Holder or at such other address as such Holder may have furnished to the Company in writing:

         (ii) if to the Company, at:

           Advanced Polymer Systems, Inc.
           3696 Haven Avenue
           Redwood City, California 94063
           Fax: (415) 365-6490
              Attention: President

        (iii) if to the Investor, at:
           MeesPierson Clearing Services B.V.
           P.O. Box 1690
           St. Pietershalsteeg, #5
           1000 BR Amsterdam
           Fax: 011-31-20-527-2020
           Attn: Frans Demmenie, Director

           with a copy to:

           MeesPierson Inc.
           445 Park Avenue
           New York, New York 10022
           Fax: (212) 801-0200
           Attention: General Counsel

           and a copy to:

           Sachnoff & Weaver, Ltd.
           30 South Wacker Drive
           Chicago, Illinois 60606
           Fax: 312-207-6400
              Attn: William E. Doran, Esq.

     (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Holder, their respective successors, heirs, legal representatives and, with respect to the Company, its assignees. The rights provided by this Agreement are transferable, in the event Registrable Securities or any of the Warrants issued under the Investment Agreement are also transferred other than in a public market transaction pursuant to the Registration Statement, (i) by the Investor to its officers, directors, employees or Affiliates, (ii) by any Holder to any Person who, in the reasonable view of the Company, is not a competitor of the Company, or (iii) by any Holder to by gift or pursuant to the laws of descent and distribution (the transferees in any of the foregoing clauses are referred to herein as "Permitted Transferees"), provided, that (x) the Company is given written notice of the transfer and the name, address, telephone number and facsimile number of the transferee and (y) the subsequent transferee agrees in writing to be bound by all of the terms of this Agreement.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings; Construction. The Section numbers and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to sections of this Agreement, "or" is inclusively disjunctive, and words

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in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., New York time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as of the date of such act or event, such period shall expire on the last day of the last month of such period.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     (g) Severability. If one or more of the provisions hereof, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable.

     (h) Entire Agreement. This Agreement is intended by the parties hereto to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the Company and any of the Holders with respect to such subject matter.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Agreement to be duly executed as of the day and year first above written.

                                          THE COMPANY:

                                          Advanced Polymer Systems, Inc.

                                          By: /s/ Michael P. J. O'Connell

                                          --------------------------------------

                                          Print Name: Michael O'Connell

                                          --------------------------------------

                                          Title: Chief Financial Officer

                                          --------------------------------------

                                          THE INVESTOR:

                                          MeesPierson Clearing Services B.V.

                                          By: /s/ Frans Demmenie

                                          --------------------------------------

                                          Print Name: Frans Demmenie

                                          --------------------------------------

                                          Title: Mg. Dir.

                                          --------------------------------------

                                       10